UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 20, 2025

VANECK BITCOIN ETF
(Exact name of registrant as specified in its charter)

Delaware	001-41908	85-6811021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 Third Avenue, 9th Floor New York, New York		10017

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (212) 293-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares	HODL	Cboe BZX Exchange, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into A Material Definitive Agreement.
Effective November 20, 2025, VanEck Bitcoin ETF (the "Trust") amended and restated the Form of Authorized Participant Agreement to reflect certain updates to allow in-kind creation and redemption process as an alternative to the Trust's cash creation and redemption process.

The foregoing description of the Form of Authorized Participant Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Form of Authorized Participant Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Form of Authorized Participant

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 20, 2025

VanEck Bitcoin ETF *

By:	VanEck Digital Assets, LLC, as Sponsor of the Trust

By:	/s/ Matthew A. Babinsky
Name:	Matthew A. Babinsky
Title:	Vice President

*	The registrant is a trust. The individual specified above is signing in his capacity as an officer of VanEck Digital Assets, LLC, the Sponsor of the registrant.